Exhibit 99

FPL Group, Inc.
Corporate Communications
Media Line: 305-552-3888
April 10, 2001

FOR IMMEDIATE RELEASE


FPL Group Expects to Meet Consensus First Quarter EPS of 76 cents, Excluding Merger-Related Expenses


JUNO BEACH, Fla - April 10, 2001 - FPL Group, Inc. (NSYE: FPL) today said it expects to meet consensus earnings per share of 76 cents for the first quarter 2001, excluding merger-related expenses.

The company said the expenses related to a proposed merger with Entergy Corporation, which was terminated last week, would be approximately $30 million.

FPL Group will announce its earnings during a teleconference call on Friday, April 20 at 9:00 a.m. EDT. The conference will be available via webcast on www.vcall.com.

FPL Group, with annual revenues of more than $7 billion, is one of the nation's largest providers of electricity-related services. Its principal subsidiary, Florida Power & Light Company, serves approximately 3.9 million customer accounts in Florida. FPL Energy, LLC, FPL Group's U.S. energy-generating subsidiary, is a leader in producing electricity from clean and renewable fuels. Additional information is available on the Internet at www.fplgroup.com, www.fpl.com and www.fplenergy.com.